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                                                                  EXHIBIT  23(c)

[NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]





           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


          We hereby consent to references to our firm and to our reports effective December 31, 1995; December 31, 1996; and December 31, 1997 in the Registration Statement on Form S-3 of Denbury Resources Inc., a Canadian corporation, and Denbury Management, Inc., a Texas corporation, to be filed with the Securities and Exchange Commission on or about January 21, 1998. We also consent to the reference of our firm under the headings "Experts" in such Registration Statement.



                                           NETHERLAND, SEWELL & ASSOCIATES, INC.




                                           By: /s/ FREDERIC D. SEWELL
                                               -------------------------------
                                               Frederic D. Sewell
                                               President


Dallas, Texas
January 21, 1998